SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2018

PRIME MERIDIAN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	333-191801	27-2980805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1897 Capital Circle NE, Second Floor, Tallahassee, FL	32308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 907-2301

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submissions of Matters to a Vote of Security Holders.

On May 3, 2018, Prime Meridian Holding Company (the “Company”) held its Annual Meeting of Shareholders for the purpose of voting on the following proposals:

1.	The election of 13 directors, each for a one-year term.
2.	To ratify the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2018.
3.	Adjournment of the Annual Meeting to solicit additional proxies in the event there are an insufficient number of votes to approve any one or more of the above Proposals

The voting results for each proposal were:

PROPOSAL 1. Election of the following directors, each for a one-year term:

	FOR	WITHHELD	BROKER NONVOTES
William D. Crona	2,127,285	19	401,933
Sammie D. Dixon, Jr.	2,127,285	19	401,933
Steven L. Evans	2,127,304	0	401,933
R. Randy Guemple	2,127,285	19	401,933
Chris L. Jensen	2,127,285	19	401,933
Kathleen C. Jones	2,036,875	90,429	401,933
Robert H. Kirby	2,127,285	19	401,933
Frank L. Langston	2,127,285	19	401,933
L. Collins Proctor, Sr.	2,127,285	19	401,933
Garrison A. Rolle, M.D.	2,127,285	19	401,933
Steven D. Smith	2,127,285	19	401,933
Marjorie A. Turnbull	2,126,285	1,019	401,933
Richard A. Weidner	2,127,285	19	401,933

PROPOSAL 2. Ratification of Hacker, Johnson & Smith, P.A., as the independent auditors for the Company, for the fiscal year ending December 31, 2018:

FOR	AGAINST	ABSTENTIONS	BROKER NONVOTES
2,442,837	81,202	5,198	0

PROPOSAL 3. Adjournment of the Annual Meeting to solicit additional proxies in the event there are an insufficient number of votes to approve any one or more of the above Proposals:

FOR	AGAINST	ABSTENTIONS	BROKER NONVOTES
2,403,741	92,145	33,351	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MERIDIAN HOLDING COMPANY

By:	/s/ R. Randy Guemple
R. Randy Guemple Chief Financial Officer and Executive Vice President

Date: May 8, 2018